EXHIBIT 2.3
-----------

                  STARWOOD/TALEGA ASSOCIATES, L.L.C.,
                 a Delaware limited liability company
                  c/o Starwood Capital Group, L.L.C.
                         Three Pickwick Plaza
                               Suite 250
                     Greenwich, Connecticut 06830

                           December 9, 1996



Arvida/JMB Partners, L.P.-II,
a Delaware limited partnership
c/o JMB Realty
900 North Michigan Avenue
Chicago, Illinois 60611-1575

Attention:  Stephen A. Lovelette

     Re:   Agreement for Purchase and Sale of Real Property
and Escrow Instructions by and between Arvida/JMB Partners, L.P.-II, a Delaware limited partnership ("Seller") and Starwood/ Talega Associates, L.L.C., a Delaware Limited liability company ("Buyer"), dated October 25, 1996 ("Agreement").

Ladies and Gentlemen:

     Reference is made to the Agreement. All capitalized terms which are used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. Pursuant to Section 3.06(a) of the Agreement, Buyer hereby gives Seller written notice of its election to proceed with the transaction contemplated by the Agreement conditioned upon Seller agreeing to the following amendments to the Agreement:

     1. Section 2.04 of the Agreement shall be amended by deleting "Thirty-Three Million and No/100 Dollars ($33,000,000.00)" from such section and inserting "Thirty-Two Million and No/100 Dollars
($32,000,000.00)" in its place.

     2. Section 2.05(a) of the Agreement shall be amended by adding the following at the end of such section: "On or before January 2, 1996, Buyer shall deposit with Escrow Holder the additional sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), which sum shall thereafter be included within the definition of "Deposit". On or before January 15, 1996, Buyer shall deposit with Escrow Holder the additional sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), which sum shall thereafter be included within the definition of "Deposit".

     3. Section 2.05(b) of the Agreement shall be amended by deleting "Twenty-Six Million Five Hundred Thousand and No/100 Dollars
($26,500,000.00)" from such section and inserting "Thirty-One Million and No/100 Dollars ($31,000,000.00)" in its place;

     4. Section 2.05(c) of the Agreement shall be amended by deleting such section in its entirety;

     5. Section 4.05 of the Agreement shall be amended by deleting "December 16, 1996" from such section and inserting "February 4, 1997" in its place;

     6. Section 2.06 of the Agreement is hereby amended by deleting "Three Hundred Thirty Thousand and No/100 Dollars ($330,000.00) and One Hundred Sixty-Five Thousand and No/100 Dollars ($165,000.00)" and inserting "Three Hundred Twenty Thousand and No/100 Dollars ($320,000.00) and One Hundred-Sixty Thousand and No/100 Dollars ($160,000.00)" in its place.

     6. The Agreement shall be amended by deleting the text of Sections 4.07(a) and 4.08(g) and inserting "Intentionally Deleted" in each of their places; and

     7. The Agreement shall be amended by deleting Exhibit B in its entirety. Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect.

     Please acknowledge your consent to the foregoing amendments by executing this letter in the space provided below on or before 5:00 p.m. (Chicago time) December 13, 1996. If we do not receive an executed copy of this letter prior to such time, this notice shall no longer be effective and the Agreement shall be deemed terminated pursuant to Section 3.06(b).

                      STARWOOD/TALEGA ASSOCIATES L.L.C.,
                      a Connecticut limited liability company

                      By:   Starwood Opportunity Fund IV, L.P.,
                            a Delaware limited partnership

                            By:   SOFI IV Management, L.L.C.,
                                  a Connecticut limited
                                  liability company

                                  By:  Starwood Capital Group, L.L.C.,
                                       a Connecticut limited liability
                                       company

                                       By:   /s/ EUGENE A. GORAB
                                             Eugene A. Gorab,
                                       Its:  Managing Director

ACCEPTED and AGREED  to this
13th day of December, 1997

ARVIDA/JMB PARTNERS, L.P.-II
a Delaware limited partnership

By:  Arvida/JMB Managers-II, Inc.
     a Delaware corporation, its
     General Partner

     By:   /s/ STEPHEN A. LOVELETTE
           Stephen A. Lovelette
     Its:  Vice President



cc:  Arvida Company, Attention:  General Counsel
     Gregory W. Sanders, Esq.
     H. William Walker, Jr., Esq.
     David B. Bryant, Esq.



                                   3